Exhibit 99.1

May 3, 2011

LFBG – Update

To our Shareholders:

I received the following question from Investor John from Nevada:

QUESTION: Do you have an anticipated time-frame for the lawsuit against the Public Company Accounting Oversight Board (PCAOB)?  Will it be a long process?

RESPONSE: So far, we have not expended any funds to pursue the lawsuit other than making phone calls to organize a legal team which has extensive experience in suing the Federal government. At present, our Board of Directors has decided to wait and see if the SEC will promptly approve our pending registration statement after the new 2 year audit is completed. If so, we will likely drop the case.

Now I realize many of you have submitted additional questions and it is my heart-felt desire to answer those questions. However, on advice from a new securities attorney, I must discontinue such communications.

Going forward, read our SEC filings and press releases for information about the business.

Respectfully and with kindest regards,

Troy A. Lyndon
Chairman & Chief Executive Officer
Left Behind Games Inc.
(LB Games®, Inspired Media Entertainment, Cloud 9 Games® & MyPraize®)

Safe Harbor Statement under the U. S. Private Securities Litigation Reform Act of 1995: This letter contains forward-looking statements which express the current beliefs and expectations of Left Behind Games' management. Such statements are subject to a number of known and unknown risks and uncertainties that could cause Left Behind Games' future results, performance or achievements to differ significantly from the results, performance or achievements expressed or implied by such forward-looking statements. Other important factors that may cause actual results to differ materially from the forward-looking statements are discussed in the "Risk Factors" section of previous annual reports, which are on file with the Securities and Exchange Commission. Forward-looking statements speak only as of the date on which they are made and the Company undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.